                             SUBJECT TO COMPLETION
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1995
                                                            REGISTRATION NO. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                                       ON
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              EASTGROUP PROPERTIES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        MARYLAND                     13-2711135
              (STATE OR OTHER JURISDICTION        (I.R.S. EMPLOYER
            OF INCORPORATION OR ORGANIZATION)     IDENTIFICATION NO.)

                            300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                 (601) 354-3555
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
           INCLUDING AREA CODE, OF REGRISTRANT'S PRINCIPAL EXECUTIVE
                                   OFFICES)

                          EASTGROUP PROPERTIES 1994
                          MANAGEMENT INCENTIVE PLAN
                    EASTGROUP PROPERTIES 1989 INCENTIVE PLAN
                           (FULL TITLE OF THE PLANS)
                         DAVID H. HOSTER II, PRESIDENT
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                 (601) 354-3555
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                            JOSEPH P. KUBAREK, Esq.
                          Jaeckle, Fleischmann & Mugel
                            800 Fleet Bank Building
                            Buffalo, New York 14202
                                 (716) 856-0600

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                               Proposed           Proposed
                                                          Amount               Maximum             Maximum
      Title of Each Class of Securities to be              to be            Offering Price        Aggregate        Amount of
                    Registered                          Registered*           Per Unit**      Offering Price** Registration Fee
Shares of Beneficial Interest, $1.00 par value
per share . . . . . . . . . . . . . . . . . . . .        216,981              $19.625         $4,258,252.13     $1468.36

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
** Estimated solely for purposes of calculating the registration fee on the basis of the average of the closing prices, as reported on the New York Stock Exchange, of the shares of beneficial interest, on July 5, 1995.

                              EASTGROUP PROPERTIES
                   CROSS REFERENCE SHEET SHOWING THE LOCATION
                      IN THE PROSPECTUS OF THE INFORMATION
                         REQUIRED BY PART I OF FORM S-3

                 ITEM OF PART I OF FORM S-3                 HEADINGS IN PROSPECTUS
                 --------------------------                 ----------------------
1.   Forepart of the Registration Statement               Forepart and Outside Front Cover Page
     and Outside Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of         Inside Front Cover Page; Available
     Prospectus                                           Information; Incorporation of Documents by
                                                          Reference

3.   Summary Information, Risk Factors and Ratio of       Not Applicable
     Earnings to Fixed Charges

4.   Use of Proceeds                                      Not Applicable - See Cover Page of Prospectus

5.   Determination of Offering Price                      Cover Page

6.   Dilution                                             Not Applicable

7.   Selling Security Holders                             Selling Shareholders

8.   Plan of Distribution                                 Plan of Distribution


9.   Description of Securities to be Registered           Plan of Distribution; Description of Capital
                                                          Stock

10.  Interests of Named Experts and Counsel               Not Applicable

11.  Material Changes                                     Not Applicable

12.  Incorporation of Certain Information by Reference    Incorporation of Documents by Reference

13.  Disclosure of Commission Position on                 Indemnification of Trustees and Officers
     Indemnification for Securities Act Liabilities

                                     PART I


         In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of beneficial interest of EastGroup Properties pursuant to the benefit plans referred to herein. The documents containing the information required by Part I of the Registration Statement will be sent or given to the plan participants. The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of unregistered shares of beneficial interest acquired pursuant to the benefit plans referred to herein and for the reofferings and resales of registered shares of beneficial interest of EastGroup Properties which may be issued in the future upon the exercise of options granted under the benefit plans referred to herein (hereinafter such prospectus will be referred to as the "Prospectus").

                              EASTGROUP PROPERTIES
                               RESALE PROSPECTUS


         This Prospectus is being used in connection with the offering from time to time by certain shareholders (the "Selling Shareholders") of EastGroup Properties (the "Trust"), of shares of beneficial interest, $1.00 par value per share ("Shares"), of the Trust which may be acquired upon the exercise of stock options pursuant to the EastGroup Properties 1994 Management Incentive Plan (the "1994 Plan") and Shares previously acquired upon the exercise of stock options pursuant to the EastGroup Properties 1989 Incentive Plan (the "1989 Plan"), (collectively the 1994 Plan and the 1989 Plan are referred to herein as the "Plans"). The Trust will receive no proceeds from the sale by the Selling Shareholders of the Shares.

         The Shares issuable upon exercise of the options covered by the Plans may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange (the "NYSE") at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. All discounts, commissions or fees incurred in connection with the sale of the Shares offered hereby will be paid by the Selling Shareholders or by the purchasers of the Shares, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission (the "Commission"), and of registering or qualifying the Shares will be paid by the Trust.

         The Shares of the Trust are listed on the NYSE under the symbol EGP. The closing price of the Trust's Shares as reported on the NYSE on July 6, 1995 was $19.50.
                       _______________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         SEE RISK FACTORS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE SHARES OF BENEFICIAL INTEREST
                               OFFERED HEREBY.
                        _____________________________

                 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK
           HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                        _____________________________

           The Date of this Prospectus is ___________________, 1995.

         No person is authorized to give any information or to make any representations, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Trust or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Shares offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any Shares offered hereby to any person in any jurisdiction where it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.


                             AVAILABLE INFORMATION

         The Trust is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Trust can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Shares are listed on the NYSE, 20 Broad Street, New York, New York 10005 and reports, proxy statements and other information filed by the Trust can be inspected at the library of such exchange.

         In addition, the Trust will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of such person, the Annual Report to Shareholders for the Trust's latest fiscal year and a copy of any or all of the documents incorporated herein by reference other than exhibits to such documents. See "Incorporation of Documents By Reference." Such requests should be directed to the Trust's Secretary, EastGroup Properties, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, telephone number (601) 354-3555.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

         (i) The Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

         (ii) The Trust's Quarterly Report on Form 10-Q for the period ended March 31, 1995; and

         (iii) All other reports filed with the Commission by the Trust pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1994 and prior to the date of this Prospectus.

         All documents filed by the Trust pursuant to Sections 13, 14 or 15(d) of the Exchange Act, after the date hereof and before the termination of the offering shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              TABLE OF CONTENTS
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

Description of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Indemnification of Trustees and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                   THE TRUST

         Founded in 1969, EastGroup Properties (the "Trust") is an equity real estate investment trust which owns a balanced portfolio of income producing real estate properties, with a primary emphasis on garden apartment complexes and selected industrial and office properties in the southeastern and southwestern United States. The Trust owns or has an interest in 10 apartment complexes with a total of 1,949 apartment units, 20 industrial properties with a total of 2,397,000 square feet and 4 office buildings with a total of 451,000 square feet.

         The Trust's balanced portfolio of real estate assets reflects the Trust's investment strategy. The Trust seeks to purchase well-located, undermanaged and undervalued properties at attractive initial yields (defined as estimated net operating income for the twelve months following acquisition divided by the Trust's total investment) and to improve the operation and cash flow performance of such properties through the implementation of aggressive, "hands-on" management techniques, operating efficiencies and, where appropriate, renovation and expansion. The Trust believes that investment opportunities which meet its objectives will often vary by property type based on economic conditions and real estate market cycles. The Trust's management has extensive experience in the acquisition, ownership and operation of apartment, industrial and office properties and the Trust is therefore able to capitalize on acquisition opportunities among all of these property categories.

         The Trust's principal offices are located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, and its telephone number is (601) 354-3555.


                                  RISK FACTORS

         There are certain risks inherent in the ownership of real estate and the securities of companies that own real estate. These risks include, among others: adverse changes in general or local economic conditions; adverse changes in interest rates and in the availability of permanent mortgage funds which may render the acquisition, sale or refinancing of properties difficult or unattractive; existing laws, rules and regulations and judicial decisions regarding liability for a variety of potential problems related to real estate generally; adverse changes in real estate, zoning, environmental or land-use laws; increases in real property taxes and federal or local economic or rent controls; other governmental rules; increases in operating costs and the need for additional capital and tenant improvements; the supply of and demand for properties; possible insolvencies and other material defaults by tenants; overbuilding in certain markets; ability to obtain or maintain full occupancy of properties or to provide for adequate maintenance or insurance; the presence of hazardous waste materials; mechanics liens resulting from construction; property related claims and litigation; fiscal policies; and acts of God. The illiquidity of real estate investments generally impairs the ability of real estate owners to respond quickly to changed circumstances.

                              SELLING SHAREHOLDERS

         The following table sets forth the name of each Selling Shareholder under the Plans, his or her position(s) with the Trust during the past three years, the number of Shares of each Selling Shareholder (i) owned of record as of July 6, 1995; (ii) which are registered hereunder; and (iii) the number of Shares to be owned by each such Selling Shareholder assuming the exercise of all options granted under the Plan and the sale of all Shares acquired upon the exercise of such options. There can be no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Shares offered by them pursuant to this Prospectus.

                                                                                                             Number of
                                                                                                            Shares Owned
                                                      Number of        Number of         Number of            Assuming
                           Position Held with          Shares          1994 Plan         1989 Plan         Sale of Shares
                              the Trust For          Owned as of      Shares to be      Shares to be         Registered
          Name              the Past 3 Years        July 6, 1995       Registered        Registered          Hereunder
          ----             ------------------       ------------     --------------    --------------      -------------
Leland R. Speed         Trustee and Chief                 88,341          50,000           11,671 3           76,670 1
                        Executive Officer

David H. Hoster II      Trustee and President             24,4282         40,000           21,158 3            3,270 2

Steven G. Rogers        Executive Vice President           8,246           5,000            2,746 3            5,500
                        until December 31, 1994

N. Keith McKey          Executive Vice                    10,361          25,000            7,156 3            3,205
                        President, Chief
                        Financial Officer and
                        Secretary
Marshall Loeb           Vice President since               1,360          10,000                 0             1,360
                        1995; Asset Manager
                        through 1994

                 ____________________

                    1  Number is 1.8 percent of the outstanding
          Shares at July 6, 1995.

                    2  Includes 3,120 Shares beneficially owned by Mr.
          Hoster's wife and daughters, as to which he disclaims beneficial ownership.

                    3  These Shares are included in the Number of Shares
          Owned as of July 6, 1995 column.


                                                                                                             Number of
                                                                                                            Shares Owned
                                                      Number of        Number of         Number of            Assuming
                     Position Held with                Shares          1994 Plan         1989 Plan         Sale of Shares
                        the Trust For                Owned as of      Shares to be      Shares to be         Registered
    Name              the Past 3 Years              July 6, 1995       Registered        Registered          Hereunder
    ----             ------------------             ------------     --------------    --------------      -------------
Jann James              Vice President since                  320          8,000                 0                320
                        1995; Asset Manager
                        through 1994

Diane Hayman            Controller                              0          8,000                 0                  0

Linda Young             Executive Assistant                     0          5,000                 0                  0

Leigh Ann Howell        Executive Assistant                     0          2,000                 0                  0
                        since 1995

Rob Bassett             Vice President since                    0          5,000                 0                  0
                        1995; Building Manager
                        through 1994

Edna Range              Data Processor since                    0          2,000                 0                  0
                        1993; Account Payable
                        Clerk since 1995

Stephen Howell          Assistant Controller                    0          5,000                 0                  0
                        since 1995

Lisa McCary             Asset Manager                           0          3,000                 0                  0

June Dumas              Executive Assistant                     0          1,250                 0                  0


Shannon Dumas           Cash and Payroll                        0            500                 0                  0
                        Administrator since
                        1995; Runner through
                        1994



                                                                                                             Number of
                                                                                                            Shares Owned
                                                      Number of        Number of         Number of            Assuming
                           Position Held with          Shares          1994 Plan         1989 Plan         Sale of Shares
                              the Trust For          Owned as of      Shares to be      Shares to be         Registered
    Name                    the Past 3 Years        July 6, 1995       Registered        Registered          Hereunder
    ----                   ------------------       ------------     --------------    --------------      -------------
Jack Sullenberger       Construction Engineer             0                4,000                 0                  0

Sharon Allen            Apartment Manager                 0                  500                 0                  0

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NYSE at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. The expenses of preparing and filing this Prospectus and the related Registration Statement with the Commission will be paid by the Trust. The Selling Shareholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation, Rules 10b-5, 10b-6 and 10b-7 thereunder.


                          DESCRIPTION OF CAPITAL STOCK

         The following summary and descriptions do not purport to be complete, and reference is made to the Trust's Restated Declaration of Trust, as amended (the "Declaration of Trust"), and the Trustees' Regulations of the Trust for the complete provisions thereof.

         The Trust's authorized capital stock consists of 10,000,000 Shares.
As of July 6, 1995 there were 4,226,656 Shares issued and outstanding. All outstanding Shares participate equally in distributions when and as declared by the Trustees of the Trust and in the assets available for distribution after payment of liabilities upon termination of the Trust. Holders of Shares have no preference, conversion, exchange or preemptive rights. Shares are not redeemable, except that the Declaration of Trust authorizes the Trustees to redeem Shares if the Trustees are of the good faith opinion that the direct or indirect beneficial ownership of Shares has or may become concentrated to such an extent as to jeopardize the Trust's status as a real estate investment trust for Federal income tax purposes. The redemption price will be determined by the Trustees in good faith.

         With respect to the appointment and election of Trustees, shareholders of the Trust annually elect all of the Trustees for a one-year term. The Declaration of Trust provides that the number of Trustees shall be established by the Board of Trustees, that vacancies on the

Board of Trustees shall be filled by a written appointment signed by a majority of the Trustees then in office, and that the Trustees shall continue to serve as such until they resign, die or are removed by two-thirds in interest of the shareholders. Holders of Shares are entitled to cumulative voting rights for the election of Trustees, pursuant to which each shareholder shall be entitled to as many votes in the election of Trustees as shall equal the number of Shares owned by such shareholder multiplied by the number of Trustees to be elected, and such shareholder may cast all such votes for a single candidate for Trustee or distribute them among two or more candidates as such shareholder may determine in his discretion.

         The Declaration of Trust provides the following limited rights to shareholders in addition to the right to vote for Trustees: the vote of two-thirds in interest of such Shares is necessary to consent to the termination of the Trust or the amendment to the Declaration of Trust, and the holders of one-fourth in interest may cause a meeting of shareholders to be called. The Declaration of Trust provides that no other action by the shareholders shall bind the Trustees. At any meeting of shareholders, shareholders of record are entitled to one vote for each Share held, except that shareholders are entitled to cumulative voting rights described above in the election of Trustees.

                                 LEGAL MATTERS

         The legality of the issuance of the Shares offered hereby is being passed upon for the Trust by Jaeckle, Fleischmann & Mugel, Buffalo, New York.


                                    EXPERTS

         The consolidated financial statements and schedules of the Trust as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                    INDEMNIFICATION OF TRUSTEES AND OFFICERS

         The Trust's Declaration of Trust contains a provision authorizing the Trust to indemnify and hold harmless, to the fullest extent permitted by Maryland law, Trustees and officers involved in an action, suit or proceeding.

         Section 2-418 of the Maryland General Corporation Law (the "Indemnification Statute"), the law of the state in which the Trust is organized, empowers a Trust, subject to certain limitations, to indemnify its officers and Trustees against expenses, including attorneys' fees, judgments, penalties, fines, settlements and expenses, actually and reasonably incurred by them in any suit or proceeding to which they are parties unless the act or omission of the Trustee was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty or the Trustee received an improper personal benefit or, with respect to a criminal action or proceeding, unless they had no reasonable cause to believe their conduct to be unlawful.

         The Trust has entered into an indemnification agreement (the "Indemnification Agreement") with each of its Trustees and officers, and the Board of Trustees has authorized the Trust to enter into an Indemnification Agreement with each of the future Trustees and officers of the Trust. The Indemnification Statute permits a corporation to indemnify its Trustees and officers. However, the protection that is specifically afforded by the Indemnification Statute authorizes other arrangements for indemnification of Trustees and officers, including insurance. The Board has approved and the shareholders have ratified the Indemnification Agreement, which is intended to provide indemnification to the maximum extent allowable by, or not in violation of, or offensive to, any law of the State of Maryland.

         The Indemnification Agreement provides that the Trust shall indemnify a trustee or officer who is a party to the agreement (the "Indemnitee") if he was or is a party to or otherwise involved in any proceeding by reason of the fact that he was or is a Trustee or officer of the Trust, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. This indemnification shall be provided to the fullest extent permitted by Maryland law. This is similar to the indemnification provided by the Indemnification Statute except that indemnification is not available to the Indemnitee who is adjudged liable on the basis that personal benefit was improperly received or who pays any amount in settlement of a proceeding without the Trust's written consent.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 (FORM S-8).        INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Trust with the Commission are incorporated in this Registration Statement by reference:

         (a) The Trust's Annual Report on Form 10-K for the year ended December 31, 1994;

         (b) The Trust's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995;

         (c) All other reports filed by the Trust pursuant to Section 13(a) or 15(d) of the Exchange Act.

         All documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4 (FORM S-8).        DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5 (FORM S-8).        INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6 (FORM S-8) AND ITEM 15 (FORM S-3). INDEMNIFICATION OF TRUSTEES AND OFFICERS.

         The Trust's Declaration of Trust contains a provision authorizing the Trust to indemnify and hold harmless, to the fullest extent permitted by Maryland law, Trustees and officers involved in an action, suit or proceeding.

         The Indemnification Statute empowers a Trust, subject to certain limitations, to indemnify its officers and Trustees against expenses, including attorneys' fees, judgments, penalties, fines, settlements and expenses, actually and reasonably incurred by them in any suit or proceeding to which they are parties unless the act or omission of the Trustee was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty or the Trustee received an improper personal benefit or, with respect to a criminal action or proceeding, unless they had no reasonable cause to believe their conduct to be unlawful.

         The Trust has entered into an Indemnification Agreement with each of its Trustees and officers, and the Board of Trustees has authorized the Trust to enter into an Indemnification Agreement with each of the future Trustees and officers of the Trust. The Indemnification Statute permits a corporation to indemnify its Trustees and officers. However, the protection that is specifically afforded by the Indemnification Statute authorizes other arrangements for indemnification of Trustees and officers, including insurance. The Board has approved and the shareholders have ratified the Indemnification Agreement, which is intended to provide indemnification to the maximum extent allowable by, or not in violation of, or offensive to, any law of the State of Maryland.

         The Indemnification Agreement provides that the Trust shall indemnify an Indemnitee if he was or is a party to or otherwise involved in any proceeding by reason of the fact that he was or is a Trustee or officer of the Trust, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. This indemnification shall be provided to the fullest extent permitted by Maryland law. This is similar to the indemnification provided by the Indemnification Statute except that indemnification is not available to the Indemnitee who is adjudged liable on the basis that personal benefit was improperly received or who pays any amount in settlement of a proceeding without the Trust's written consent.

ITEM 7 (FORM S-8). EXEMPTION FROM REGISTRATION CLAIMED.

         The Trust has granted 216,981 options to purchase Shares pursuant to the Plans. Options for 174,250 Shares have been exercised pursuant to the 1989 Plan and options for 42,731 Shares have been exercised pursuant to the 1991 Plan.

         All of the aforementioned issuances of securities have been made in reliance upon the exemption from registration found in Section 4(2) of the Securities Act. In the above described transactions, each optionholder/stockholder was a trustee, officer or employee of the Trust, having full access to information concerning the Trust and each had the opportunity to verify the information supplied to him or her. The share certificate issued on exercise of the options has been impressed with a restrictive legend and stop transfer instructions have been lodged with the Trust's transfer agent.

ITEM 8 (FORM S-8) AND ITEM 16 (FORM S-3).  EXHIBITS.

Exhibit
Number   Description of Exhibits
- ------   -----------------------
4(a)             Restated Declaration of Trust dated December 14, 1971 (incorporated by reference to Exhibit 3 of the
                 Registrant's 1980 Annual Report on Form 10-K and to Exhibit 20 of the Registrant's May 31, 1981 Quarterly
                 Report on Form 10-Q)

 (b)             Amendment to the Restated Declaration of Trust effective as of April 19, 1983 (incorporated by reference to
                 Exhibit 3(b) of the Registrant's 1983 Annual Report on Form 10-K)

 (c)             Amendment to Registrant's Restated Declaration of Trust, effective March 20, 1987 (incorporated by reference to Exhibit 3(c) of the Registrant's 1987 Annual Report on Form 10-K)

 (d)             Trustees' Regulations of the Registrant, as amended (incorporated by reference to Exhibit 3 of the Registrant's 1980 Annual Report on Form 10-K)

 (e)             Amendment to Registrant's Trustees' Regulations (incorporated by reference to Exhibit 3 of the Registrant's 1980 Annual Report on Form 10-K)

 (f)             Amendment to Registrant's Trustees' Regulations effective as of April 19, 1983 (incorporated by reference to Exhibit 3(d) of the Registrant's 1983 Annual Report on Form 10-K)

 (g)             EastGroup Properties 1994 Management Incentive Plan (incorporated by reference to Exhibit A of the Registrant's proxy statement dated November 11, 1994)

5                Opinion of Jaeckle, Fleischmann & Mugel (filed herewith)

23               Consent of KPMG Peat Marwick LLP (filed herewith)

24               Power of Attorney (contained on signature page)

99.1             EastGroup Properties 1989 Incentive Plan (incorporated by reference to Exhibit A of the
                 Registrant's proxy statement dated April 26, 1991)

99.2             EastGroup Properties 1991 Trustees Stock Option Plan (incorporated by reference to Exhibit B of the Registrant's proxy statement dated April 26, 1991)

ITEM 9 (FORM S-8) AND ITEM 17 (FORM S-3).  UNDERTAKINGS.

         The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jackson, State of Mississippi on July 6, 1995.

                              EASTGROUP PROPERTIES


                                        By:  /s/ David H. Hoster II
                                           -----------------------------------
                                             David H. Hoster II, President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Leland R. Speed and David
H. Hoster II his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney have been signed on _____________, 1995 by the following persons in the capacities indicated.


         Signature                                Title                                Date
         ---------                                -----                                ----
 /s/ Leland R. Speed
- ---------------------------
Leland R. Speed                         Managing Trustee and Chief Executive       July 6, 1995
                                        Officer (Principal Executive Officer)

 /s/ N. Keith McKey
- ---------------------------
N. Keith McKey                          Executive Vice President, Chief            July 6, 1995
                                        Financial Officer and Secretary

SIGNATURE                               TITLE                                     DATE
- ---------                               -----                                     ----
 /s/ Diane W. Hayman
- ----------------------------
Diane W. Hayman                         Controller (Principal                   July 6, 1995
                                        Accounting Officer)

 /s/ Alexander G. Anagnos
- ----------------------------
Alexander G. Anagnos                    Trustee                                 July 6, 1995

 /s/ H.C. Bailey, Jr.
- ------------------------------
H.C. Bailey, Jr.                        Trustee                                 July 6, 1995


 /s/ David H. Hoster II
- ------------------------------
David H. Hoster II                      President and Trustee                   July 6, 1995

 /s/ Harold B. Judell
- -------------------------------
Harold B. Judell                        Trustee                                 July 6, 1995

 /s/ David M. Osnos
- ------------------------------
David M. Osnos                          Trustee                                 July 6, 1995

 /s/ John N. Palmer
- ------------------------------
John N. Palmer                          Trustee                                 July 6, 1995